2Q13 Financial and operating results for the period ended June 30, 2013 July 29, 2013 Unless otherwise specified, comparisons in this presentation are between 2Q13 and 2Q12. Exhibit 99.1

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 2 Forward-Looking Statements Certain statements made in this presentation should be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These include statements about future results of operations and capital plans. We caution investors that these forward- looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ, including those included in our press release issued on July 29, 2013, our Quarterly Reports on Form 10-Q, our Annual Report on Form 10-K and other filings we make with the Securities and Exchange Commission. We assume no obligation to update this presentation, which speaks as of today’s date.

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 3 Non-GAAP Measures This presentation contains the following financial measures that differ from the comparable measures under Generally Accepted Accounting Principles (GAAP): operating earnings measures; book value, excluding accumulated other comprehensive income (loss) per share; operating return measures; earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes; and debt to capital ratios, excluding accumulated other comprehensive income (loss). Reconciliations between those non-GAAP measures and the comparable GAAP measures are included in the Appendix, or on the page such measure is presented. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com.

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 4

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 5  Businesses continue to perform well; growth in – Sales and premiums – Operating earnings  Investing in our business – Expanding locations, geographies, and product offerings – Growing agent force and improving productivity  Returning value to shareholders and reducing cost of capital – Repurchased $184mm of securities YTD at average price of $11.43 per share – Increased dividend by 50% – Completed re-pricing of senior credit facility, reducing interest by 125bps 2Q13 Summary CNO Received additional upgrade from S&P in July

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 6 2Q12 $0.19 2Q13 $0.27 Operating Earnings Per Share Building * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Earnings per Share Drivers  Meaningful per share growth positively impacted by earnings and capital actions  Premium growth in core business segments  Normalized earnings drivers performed as expected  On track for 9% ROE run-rate by the end of 2015 CNO Operating EPS Excluding Significant Items* Weighted Avg. Diluted Shares Outstanding (millions) 293.5 230.9 Operating EPS $0.20 $0.30 Operating Earnings Excluding Significant Items* (millions) $51.9 $61.2

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 7 Continued Investment in the Business CNO  Investing in productivity and growth of the agent force  Expanding presence by adding new locations and geographies  Developing and launching new products to meet the needs of our target market  Driving operational efficiencies and enhancing the customer experience  Sales up 5% and collected premiums* up 4% ($ millions) NAP * Represents collected premiums from 3 core segments - Bankers Life, Washington National and Colonial Penn $97.4 $102.3 2Q12 2Q13

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 8 2Q12 $59.5 3Q12 $57.6 4Q12 $69.3 1Q13 $60.5 2Q13 $63.2 2Q13 Sales and Distribution Results  Growth in average agent force of 4%; added 9 locations YTD  Sales up 6%, – Life sales up 16% – Annuity sales stabilizing, up 7% – Health sales down 1% • Declines in LTC and Medicare supplement offset by strong results in critical illness sales  Collected premiums up 4% Bankers Life * MA/PDP sales are excluded from NAP in all periods. ($ millions) Quarterly NAP* Med Advantage Policies Issued* 1,188 1,168 719 11,042 2,302 Trailing 4-Quarters NAP $248.9 $245.7 $245.2 $246.9 $250.6 Critical Illness NAP $0.8 $1.8 $2.4 $2.8 $2.7 Collected Premiums $576.2 $580.3 $606.7 $590.2 $599.4 Med Advantage Fee Income, Net* $1.6 $1.8 $1.7 $2.4 $2.2

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 9 2Q12 $22.0 3Q12 $21.2 4Q12 $22.7 1Q13 $20.6 2Q13 $23.2 Washington National 2Q13 Sales and Distribution Results ($ millions) * NAP for core products includes Life and Supplemental Health sales. ** Total producing agents includes appointed agents with $1000 or more of NAP in the prior 12 months Quarterly Core NAP* Trailing 4-Quarters Core NAP $81.8 $83.5 $85.5 $86.5 $87.7  Core* product sales up 5% ‒ Independent Partners up 21% ‒ PMA sales up 1%  Continued focus on recruiting ‒ PMA producing agents** up 5%  Supplemental health collected premiums up 6% Supplemental Health Collected Premiums $115.4 $114.5 $116.9 $120.3 $121.9

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 10 2Q12 $15.6 3Q12 $15.1 4Q12 $13.6 1Q13 $17.0 2Q13 $15.8  Sales up 1% for the quarter ‒Reflects moderate ad spend  Collected premiums up 7% reflecting growth in inforce  Sales results in line with seasonal patterns 2Q13 Sales and Distribution Results Colonial Penn ($ millions) Quarterly NAP Trailing 4-Quarters NAP $58.1 $60.5 $61.8 $61.3 $61.5 Collected Premiums $53.7 $54.2 $55.0 $57.2 $57.4

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 11 Outlook  Expect continued sales growth at PMA with enhanced recruiting support and field leader development  Expanding product availability of existing products plus new Active Care launch  Expect increased focus and positive momentum in voluntary worksite market to continue  Expect continued growth as new locations get to full productivity and drive agent force growth  Drive cross-sales through annual customer reviews  Continue to grow life sales through increased premium per policy training, cross sell and product enhancements  Higher investment in lead generation in 2H 13  Additional improvements in sales productivity  New whole life product launched  Continued progress in Hispanic market focus Building enterprise value through continued investment and execution, expected to deliver 8-10% sales growth over time

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 12 2Q13 Consolidated Financial Highlights CNO  Earnings ‒ Strong results across all core segments ‒ Solid investment results despite volatile market conditions ‒ Normalized earnings drivers performed as expected ‒ EPS benefiting from 21% decrease in weighted average diluted shares  Senior Secured Credit Facility ‒ Completed re-pricing of senior secured credit facility, reduced interest by 125bps ‒ Amended mandatory prepayment provision, no required prepayment if debt to cap is less than or equal to 20%  Capital & Liquidity ‒ RBC ratio, leverage and holding company liquidity remain strong ‒ Cash flow to the holding company of $100mm ‒ Excess and deployable capital of ~$80mm at the holding company ‒ General account credit conditions remain favorable  Capital Deployment ‒ Repurchased $59.4mm of securities ‒ Paid $6.6mm in common stock dividends reflecting 50% increase ‒ Paid down $24.6mm of debt

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 13 $(9.1) $3.3 $(2.7) $3.0 $(3.6) $0.6 $(2.6) $3.2 $(5.4) $1.2 $1.9 $10.4 $16.5 $3.6 $2.6 $72.5 $80.6 $77.7 $71.3 $76.6 $33.9 $33.9 $34.6 $29.4 $30.3 2Q12 3Q12 4Q12 1Q13 2Q13 Corporate CP OCB BLC WN ($ millions) * A non-GAAP measure. See the Appendix for a reconciliation to the corresponding GAAP measure. Segment Earnings 2Q13 Notable Items $99.8 $125.6 $129.3 Segment EBIT Excluding Significant Items*  Strong performance across all core segments continues to be driven by growth in collected premium  Net investment income and annuity margins remain strong  Normalized health margins as expected  Favorable Colonial Penn results reflect growth in inforce  OCB and Corporate in line with expectations CNO $101.9 2Q12 293.5mm Weighted Average Diluted Shares Outstanding 2Q13 230.9mm $107.1

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 14 ($ millions) * A non-GAAP measure. Refer to the Appendix for the corresponding GAAP measure Health Margins 2Q13 Highlights  Bankers Medicare supplement benefited from favorable reserve developments; normalized ratio in the 71% range  Bankers LTC premium decline reflects a shift towards limited benefit product. Ratio also impacted by change in methodology; normalized ratio in the 78% range  Washington National premium reflects growth in new business and higher persistency. Benefit ratio performed within expected range. CNO Washington National Supplemental Health Interest-Adjusted* Bankers Life Long Term Care Interest-Adjusted* Bankers Life Medicare Supplement $184 $185 $186 $188 $189 72.2% 67.8% 71.4% 68.5% 67.2% 2Q12 3Q12 4Q12 1Q13 2Q13 $140 $139 $137 $135 $134 75.4% 74.7% 69.0% 81.7% 81.4% 2Q12 3Q12 4Q12 1Q13 2Q13 $113 $114 $115 $118 $119 50.1% 47.5% 46.6% 53.1% 52.6% 2Q12 3Q12 4Q12 1Q13 2Q13 Premium Reported Benefit Ratio

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 15 Summary of Investment Results CNO Earned Yield: 5.76% 5.71% 5.71% 5.69% 5.66% ($ millions) Earned Yield (excluding floating rate FHLB): 5.95% 5.90% 5.90% 5.89% 5.88% New Money Rate: 5.25% 4.71% 4.79% 5.09% 5.13% Pre-Pay / Calls / Make-Whole Income: $5.4 $7.4 $10.0 $7.1 $1.7 $24,385 $24,487 $24,695 $24,986 $24,861 $351.1 $349.4 $352.8 $351.9 $348.8 2Q12 3Q12 4Q12 1Q13 2Q13 Net Investment Income Average Invested Assets  Sequentially strong new money rate as we layered on assets at higher yields (rates and widening credit spreads) throughout 2Q  Stable investment income reflects growth in assets offset by modest decline in portfolio yield

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 16 $6.2 $9.0 $2.3 $3.3 $7.4 $3.5 $23.1 $3.3 $0.6 Realized Gains, Losses and Impairments ($ millions) CNO 2Q13 4Q12 1Q13 2Q12 3Q12 Gross Realized Gains Gross Realized Losses Impairments $11.2 $41.6 $41.2 $8.0 $9.7 $32.1 * 3Q12 impairments primarily associated with two private company investments received through the commutation of an investment made by our predecessor in a guaranteed investment contract. * $22.8 $5.6 $18.6 $3.3 Realized gains and losses remain low, reflecting emphasis on limiting portfolio turnover

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 17 2011 $202.8 2012 $293.6 2Q2013 $229.7 2011 18.3% 2012 20.7% 2Q2013 18.9% 2011 358% 2012 367% 2Q2013 376% Capital Position CNO Leverage* RBC Ratio Liquidity ($ millions)  Insurance Company Capitalization – RBC of 376% reflects: • YTD statutory operating income of $214.6mm • YTD statutory dividends of $138.5mm  GAAP Leverage – 1Q tender and 2Q repurchase of convertible debentures reduced debt by $63.8mm – Paid down an additional $38.1mm of debt YTD – Expect reduced leverage throughout 2013  Liquidity & Excess Capital – $229.7mm of holding company liquidity and investments – Approximately $80mm of deployable capital * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure.

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 18 Interest $25 Holdco Exp & Other $10 Debt Repayment / Financing Costs $46 Common Stock Dividends $11 Securities Repurchases $184 2Q13 Capital Generation and Deployment ($ in millions) 2Q YTD Sources and Uses Highlights  Generated over $500mm of capital over the last twelve months  Deployed almost $280mm of capital YTD 2013; including $184mm of securities repurchases  $230mm of liquidity remains at corporate; ~$80mm of which is deployable CNO LTM 2Q13 Capital Generation $513 LTM 2Q13 Sources Uses Retained in Subs $68 Fees and Interest $144 Net Statutory Dividends $301 Net Statutory Dividends $139 Fees and Interest $49 Other $24 Decrease in Corporate Liquidity $65

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 19 ROE Progression CNO  Calculated on a trailing 4 quarter basis and excluding AOCI and NOL  2Q13 ROE includes the impact from 3Q12 charges related to litigation and interest rates  2Q annualized and normalized results illustrate run-rate ROE progression in our business Notable Items Reported Operating ROE* 2Q12 6.0% 2Q13 6.8% 2Q12 2Q13 Annualized ROE Excluding Significant Items** 2Q12 2Q13 6.7% 8.1% * A non-GAAP measure. Refer to the Appendix for a reconciliation to the corresponding GAAP measure. ** Calculated using operating earnings for the quarter, excluding significant items, multiplied by 4 for the numerator and one quarter’s average equity excluding AOCI and NOLs for the denominator.

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 20 Valuation Allowance $462 Net $616 Life Non-Life Expected Impact of 3Q Tax Settlement ($ millions) * Issue regarding the allocation of cancellation of indebtedness income between life and non-life NOLs. See the 10-Q for additional information. ** GAAP valuation assumes 5% growth in taxable income for the next 5 years. GAAP values are not discounted CNO $1078 $192 GAAP Valuation** (At June 30, 2013) 3Q - $110 moves from Non-Life to Life Economic benefit of approximately $60 million based on implied discount rate of 10% 3Q - $70 decrease in allowance Resolved CODI Allocation Issue*: Valuable life NOLs increase - $315mm of additional life income will not be taxed  Life of NOLs, which offset 100% of taxable income, extended by a little over 1 year  Reduction in gross non-life NOL partially offset by release of valuation allowance  Impact of settlement will be recognized in 3Q, pending receipt of final settlement agreement

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 21 2013 Outlook  Core Earnings: - Expect no material change in normalized health benefit ratios - Expect current favorable net investment income and spreads to continue - Colonial Penn: in line with annual guidance of $5 to $10 million EBIT loss, expect modest loss in 3Q followed by breakeven in 4Q - OCB: Continue to expect EBIT in the range of $5mm to $20mm in 2013  Capital Conditions: - Expect continued strength in capital generation with stable free cash flow - RBC stable in the 375% range with debt-to-capital ratio decreasing throughout 2013 due to scheduled amortization - No change in securities repurchase guidance of $250 to $300 million - Expect remaining convertible debentures to convert in 3Q  Loss Carryforwards: - 3Q reduction in valuation allowance as a result of tax settlement, ~$60mm in economic value - Annual review of valuation allowance will occur at the end of 3Q CNO

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 22 On Track With 2013 Priorities CNO Building shareholder value with strong business fundamentals, solid earnings, powerful cash flow generation and deployment 2013 Priorities Progress  Grow sales, premium, distribution and product portfolio  Drive toward efficiencies in operations and leveraging expertise across the enterprise  Expand ROE through increased earnings and effective use of capital while reducing volatility  Continue to pursue ratings upgrades  YTD growth in sales, collected premiums, and distribution. Actively marketing new products.  Organizational changes creating a more efficient alignment of resources; addition of leadership talent in LTC, Ops and IT  On track for 9% ROE run-rate by the end of 2015  Upgraded by S&P on July 24th, the 2nd upgrade from S&P in 3 months

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 23 Questions and Answers

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 24 Appendix

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 25 The table below summarizes the financial impact of significant items on our 2Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 76.1 $ (3.6) (1) $ 72.5 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 54.2 $ (2.3) $ 51.9 Net operating income per diluted share* $ 0.20 $ 0.01 $ 0.19 (1) Pre-tax earnings in the Bankers Life segment included earnings of $3.6 million from the PDP business assumed from Coventry due to premium adjustments. 86.8 (3.6) 83.2 32.6 (1.3) 31.3 103.4 (3.6) 99.8 (16.6) - (16.6) 112.5 (3.6) 108.9 (9.1) - (9.1) 0.6 - 0.6 1.9 - 1.9 33.9 - 33.9 Three months ended June 30, 2012 Actual results Significant items Excluding significant items 2Q12 Significant Items CNO * A non-GAAP measure. See page 30 and 39 for a reconciliation to the corresponding GAAP measure.

3Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 3Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended September 30, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 80.6	$ -	$ 80.6
Washington National	33.9	-	33.9
Colonial Penn	(2.6)	-	(2.6)
Other CNO Business	(53.6)	64.0 (1)	10.4
EBIT from business segments	58.3	64.0	122.3
Corporate Operations, excluding corporate interest expense	(6.7)	10.0 (2)	3.3
EBIT	51.6	74.0	125.6
Corporate interest expense	(16.3)	-	(16.3)
Operating earnings before tax	35.3	74.0	109.3
Tax expense on operating income	9.7	29.7	39.4
Net operating income *	$ 25.6	$ 44.3	$ 69.9

(1) Pre-tax earnings in the Other CNO Business segment included a charge of $43.0 million reflecting the impact of decreased projected future investment yield assumptions related to interest-sensitive insurance products and $21.0 million related to a tentative litigation settlement.

(2) Pre-tax earnings in the Corporate segment included charges of $10.0 million related to the impact of lower interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See page 30 for a reconciliation to the corresponding GAAP measure.

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4Q12 Significant Items

CNO

The table below summarizes the financial impact of significant items on our 4Q2012 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended December 31, 2012		
	Actual results	Significant items	Excluding significant items
Net Operating Income:			
Bankers Life	$ 73.7	$ 4.0 (1)	$ 77.7
Washington National	34.6	-	34.6
Colonial Penn	3.2	-	3.2
Other CNO Business	5.2	11.3 (2)	16.5
EBIT from business segments	116.7	15.3	132.0
Corporate Operations, excluding corporate interest expense	(2.7)	-	(2.7)
EBIT	114.0	15.3	129.3
Corporate interest expense	(15.8)	-	(15.8)
Operating earnings before tax	98.2	15.3	113.5
Tax expense on operating income	38.2	2.7	40.9
Net operating income *	$ 60.0	$ 12.6	$ 72.6

(1) Pre-tax earnings in the Bankers Life segment included charges of $8.0 million related to litigation expense; and earnings of $4.0 million related to the release of long-term care reserves due to policyholder actions following recent rate increases.

(2) Pre-tax earnings in the Other CNO Business segment included charges of $6.0 million from out-of-period adjustments and a $5.3 million charge for litigation expense in the Company's subsidiary, Conseco Life Insurance Company.

* A non-GAAP measure. See page 30 for a reconciliation to the corresponding GAAP measure.

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CNO Financial Group | 2Q2013 Earnings | July 29, 2013 28 The table below summarizes the financial impact of the significant item on our 1Q2013 net operating income. Management believes that identifying the impact of this item enhances the understanding of our operating results (dollars in millions). Net Operating Income: Bankers Life $ 62.1 $ 9.2 (1) $ 71.3 Washington National Colonial Penn Other CNO Business EBIT from business segments Corporate Operations, excluding corporate interest expense EBIT Corporate interest expense Operating earnings before tax Tax expense on operating income Net operating income * $ 49.7 $ 6.0 $ 55.7 Three months ended March 31, 2013 Actual results Significant items Excluding significant items 29.4 - 29.4 (5.4) - (5.4) 3.6 - 3.6 89.7 9.2 98.9 3.0 - 3.0 92.7 9.2 101.9 (15.1) - (15.1) (1) Pre-tax earnings in the Bankers Life segment included charges of $9.2 million related to an out-of-period adjustment related to the long-term care block. 77.6 9.2 86.8 27.9 3.2 31.1 1Q13 Significant Items CNO * A non-GAAP measure. See page 30 for a reconciliation to the corresponding GAAP measure.

2Q13 Significant Items

CNO

The table below summarizes the financial impact of the significant items on our 2Q2013 net operating income. Management believes that identifying the impact of these items enhances the understanding of our operating results (dollars in millions).

	Three months ended June 30, 2013			
	Actual results	Significant items		Excluding significant items
Net Operating Income:				
Bankers Life	$ 79.1	$ (2.5)	(1)	$ 76.6
Washington National	31.8	(1.5)	(2)	30.3
Colonial Penn	1.2	-		1.2
Other CNO Business	2.6	-		2.6
EBIT from business segments	114.7	(4.0)		110.7
Corporate Operations, excluding corporate interest expense	2.4	(6.0)	(3)	(3.6)
EBIT	117.1	(10.0)		107.1
Corporate interest expense	(13.1)	-		(13.1)
Operating earnings before tax	104.0	(10.0)		94.0
Tax expense on operating income	36.3	(3.5)		32.8
Net operating income *	$ 67.7	$ (6.5)		$ 61.2
Net operating income per diluted share*	$ 0.30	$ (0.03)		$ 0.27

(1) Pre-tax earnings in the Bankers Life segment included: (i) approximately $6.5mm of favorable reserve developments in the Medicare supplement block; partially offset by (ii) refinements to the methodologies used to calculate health product reserves (primarily long-term care) of approximately $4.0mm.

(2) Pre-tax earnings in the Washington National segment included approximately $1.5mm of favorable reserve developments in the Medicare supplement block.

(3) Pre-tax earnings in the Corporate segment included a reduction in expenses of $6mm related to the impact of higher interest rates on the values of liabilities for agent deferred compensation and former executive retirement annuities.

* A non-GAAP measure. See pages 30 and 39 for a reconciliation to the corresponding GAAP measure.

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Quarterly Earnings

CNO

($ millions)

	2Q12	3Q12	4Q12	1Q13	2Q13
Bankers Life	$ 76.1	$ 80.6	$ 73.7	$ 62.1	$ 79.1
Washington National	33.9	33.9	34.6	29.4	31.8
Colonial Penn	0.6	(2.6)	3.2	(5.4)	1.2
Other CNO Business	1.9	(53.6)	5.2	3.6	2.6
EBIT* from business segments	112.5	58.3	116.7	89.7	114.7
Corporate operations, excluding interest expense	(9.1)	(6.7)	(2.7)	3.0	2.4
Total EBIT	103.4	51.6	114.0	92.7	117.1
Corporate interest expense	(16.6)	(16.3)	(15.8)	(15.1)	(13.1)
Income before net realized investment gains, fair value changes in embedded derivative liabilities and taxes	86.8	35.3	98.2	77.6	104.0
Tax expense on period income	32.6	9.7	38.2	27.9	36.3
Net operating income	54.2	25.6	60.0	49.7	67.7
Net realized investment gains	18.7	4.8	10.8	9.4	1.8
Fair value changes in embedded derivative liabilities	(6.9)	(2.0)	2.6	1.3	12.1
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	-	(1.8)	(2.7)
Loss on extinguishment of debt, net of income taxes	(0.3)	(176.4)	(0.7)	(57.2)	(6.8)
Net income (loss) before valuation allowance for deferred tax assets	65.7	(148.0)	72.7	1.4	72.1
Decrease in valuation allowance for deferred tax assets	-	143.0	28.5	10.5	5.0
Net income (loss)	$ 65.7	$ (5.0)	$ 101.2	$ 11.9	$ 77.1

*Management believes that an analysis of earnings before net realized investment gains (losses), fair value changes in embedded derivative liabilities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests, corporate interest expense, loss on extinguishment of debt and taxes ("EBIT," a non-GAAP financial measure) provides a clearer comparison of the operating results of the company quarter-over-quarter because it excludes: (1) corporate interest expense; (2) loss on extinguishment of debt; (3) net realized investment gains (losses); (4) equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests; and (5) fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities that are unrelated to the company's underlying fundamentals. The table above provides a reconciliation of EBIT to net income.

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Loss Recognition & Cash Flow Testing

CNO

2012 GAAP Loss Recognition Testing

- Aggregate testing margins remain strong
- Testing margin Increased in 2012
  - ↑ - ASU 2010-26
  - ↑ - Net Growth from New Business (+6%)
  - ↓ - Lower interest rates projected (-8%)
  - ↓ - Legal Settlements (-2%)
- All intangibles are recoverable

2012 Statutory Cash Flow Testing

- Insurance Company margins consistent with prior years
- All insurance entities pass Asset Adequacy / Cash Flow Testing under all standard scenarios
- Interest rate scenarios re-affirm strong asset liability management
- Year-end testing resulted in less than $5 million of additional asset adequacy reserves

Line of Business	Aggregate Margin	Principal Risks to Margin
Traditional life and Universal life (Bankers)	+++	Unusually high mortality
Medicare supplement and supplemental health	+++	Unusually high morbidity
Long term care	Positive but vulnerable	Low interest rates; High morbidity; Low policy termination
Interest sensitive life (OCB)	Positive but vulnerable	Low interest rates; Litigation
Interest sensitive annuities	++	Decrease in spread; Investment volatility
Annuities in payout	+	Low mortality; Low interest rates

CNO Financial Group | 2Q2013 Earnings | July 29, 2013

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CNO Financial Group | 2Q2013 Earnings | July 29, 2013 32 • Moderate Stress: 4.75% NMR held flat for 5 years then recovering • Severe Stress: 50 basis point drop in NMR to 4.25% held flat indefinitely • 3Q assumption change: OCB interest sensitive life reserve charge - $28mm (after-tax) • Stress tests impact OCB interest-sensitive life and Bankers LTC reserves • Severe stress - manageable impact to GAAP leverage and 15 to 20 points of RBC impact Severe Stress Test* (After- Tax) GAAP $100 - $125 million Statutory $75 - $100 million “Low-For-Long” Rates – Reserve Sensitivity Moderate Stress Test* (After- Tax) GAAP $20 - $50 million Statutory $20 - $50 million 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% 6.50% 7.00% 7.50% 2012 2103 2014 2015 2016 2017 2018 2019 2020 2021 2022 New Money Rate Assumptions 2nd Quarter 2012 Current Moderate Stress Severe Stress 2012 Expanded New Money Rate (NMR) Stress Test * Results represent reserve sensitivity to interest rates and do not reflect other potential assumption changes when establishing future loss reserves.

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 33 2Q13 Holding Company Liquidity CNO ($ millions) 2Q13 YTD Cash and Investments Balance - Beginning $244.1 $293.6 Sources Dividends from Insurance Subsidiaries 57.5 138.5 Dividends from Non-insurance Subsidiaries 2.3 6.1 Interest/Earnings on Corporate Investments 4.6 10.1 Surplus Debenture Interest 12.1 24.1 Service and Investment Fees, Net 27.6 24.4 Other 0.6 8.1 Total Sources 104.7 211.3 Uses Interest 16.8 25.2 Tender Offer - 125.9 Convertible Repurchase 9.5 9.5 Share Repurchase 50.0 50.0 Debt Payments 24.6 38.1 Common Stock Dividend 6.6 11.0 Financing Costs 7.7 8.3 Holding Company Expenses and Other 3.8 9.8 Total Uses 119.0 277.8 Non-cash changes in investment balances (0.1) 2.6 Unrestricted Cash and Investments Balance - 6/30/2013 $229.7 $229.7

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 34 Returning Capital to our Shareholders CNO  Since initiating the share buyback program, repurchased equivalent of 85 million shares, leading to a 28%* reduction in weighted average diluted shares outstanding  Cumulative investment of $776mm in stock and convertible repurchases for an effective average price of $9.09 per share  Paid $25mm in dividends since initiating dividend program Total Securities Repurchases by Quarter * Calculated using 85 million shares as a percentage of 1Q11 weighted average diluted shares outstanding Common Stock Dividends $ - $ - $ - $ - $ - $4.7 $4.7 $4.5 $4.4 $6.6 Highlights Weighted Average Diluted Shares Outstanding 307.5mm 230.9mm ($ in millions) $16.2 $39.5 $14.1 $18.9 $39.3 $41.4 $80.7 $50.0 $342.0 $124.8 $9.4 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 4Q12 1Q13 2Q13 Share Repurchases Convertible Repurchases

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 35 $25.0 $59.4 $79.3 $60.5 $378.1 $29.2 $275.0 $25.0 $59.4 $79.3 $89.7 $4.2 2013 2014 2015 2016 2017 2018 2019 2020 Term Loan Convertible Senior Unsecured Debentures Senior Secured Notes Debt Maturity Profile(1) (1) Maturity schedule does not include amortization from credit facility sweep provision. (2) Conversion right will expire 7/30/13 (2) ($ millions) $378.1 $275.0 CNO

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 36  Focus on ‘A’ quality properties which are diversified by geography and sector  No’s: mezzanine or real estate equity investments, construction or condo loans, pro-forma underwriting  Limited near-term maturities ($116mm in 2013)  61.27% Loan-to-Value  1.69 Average DSCR LTV >1.25 1.00x-1.25x <1.00 Total <65% $ 805 $ 78 $ - $ 883 65% - 75% 355 65 9 429 75% - 80% - 4 - 4 >80% - 20 - 20 Total $1,160 $ 167 $ 9 $1,336 Commercial Mortgage Loans ** Table excludes $359 million of Credit Tenant Loans * Book value as of 6/30/13 DSCR ($ millions) $1.7bn of Invested Assets* ** Multi- Family 15% Mixed Use 3% Industrial 16% Office 29% Retail 34% Other 3%

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 37 Holding Company Investments at 6/30/13 CNO ($ millions) Cash & Money Market / Fixed Income $148.3 Equities / Alternatives $81.4 Portfolio strategy is to prioritize liquidity for corporate capital needs, and secondly to maximize returns to better utilize non-life tax benefits Cash & Money Market Fixed Income Equities Alternatives YTD2Q13 0.04% -2.30% 1.96% 13.08% -1.84% 0.09% 2.54% 0.04% Investment Allocation Investment Performance

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 38 The following provides additional information regarding certain non-GAAP measures used in this presentation. A non-GAAP measure is a numerical measure of a company’s performance, financial position, or cash flows that excludes or includes amounts that are normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. While management believes these measures are useful to enhance understanding and comparability of our financial results, these non-GAAP measures should not be considered as substitutes for the most directly comparable GAAP measures. Additional information concerning non-GAAP measures is included in our periodic filings with the Securities and Exchange Commission that are available in the “Investors – SEC Filings” section of CNO’s website, www.CNOinc.com. Operating earnings measures Management believes that an analysis of net income applicable to common stock before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non-GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continuing operations. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of net income (loss) applicable to common stock to net operating income (and related per-share amounts) is as follows (dollars in millions, except per-share amounts):

	2Q12	3Q12	4Q12	1Q13	2Q13
Net income (loss) applicable to common stock	$ 65.7	$ (5.0)	$ 101.2	$ 11.9	$ 77.1
Net realized investment (gains) losses, net of related amortization and taxes	(18.7)	(4.8)	(10.8)	(9.4)	(1.8)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	6.9	2.0	(2.6)	(1.3)	(12.1)
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	-	1.8	2.7
Valuation allowance for deferred tax assets	-	(143.0)	(28.5)	(10.5)	(5.0)
Loss on extinguishment of debt	0.3	176.4	0.7	57.2	6.8
Net operating income (a non-GAAP financial measure)	$ 54.2	$ 25.6	$ 60.0	$ 49.7	$ 67.7
Per diluted share:					
Net income (loss)	$ 0.24	$ (0.02)	$ 0.41	$ 0.05	$ 0.34
Net realized investment (gains) losses, net of related amortization and taxes	(0.06)	(0.02)	(0.04)	(0.04)	(0.01)
Fair value changes in embedded derivative liabilities, net of related amortization and taxes	0.02	0.01	(0.01)	(0.01)	(0.05)
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests	-	-	-	0.01	0.01
Valuation allowance for deferred tax assets	-	(0.62)	(0.11)	(0.04)	(0.02)
Loss on extinguishment of debt	-	0.76	-	0.24	0.03
Net operating income (a non-GAAP financial measure)	$ 0.20	$ 0.11	$ 0.25	$ 0.21	$ 0.30

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CNO Financial Group | 2Q2013 Earnings | July 29, 2013 40 2Q12 3Q12 4Q12 1Q13 2Q13 Operating income 54.2$ 25.6$ 60.0$ 49.7$ 67.7$ Add: interest expense on 7.0% Convertible Senior Debentures due 2016, net of income taxes 3.7 - 1.2 1.2 0.4 Total adjusted operating income 57.9$ 25.6$ 61.2$ 50.9$ 68.1$ Weighted average shares outstanding for basic earnings per share 237,289 231,481 225,074 222,081 220,498 Effect of dilutive securities on weighted average shares: 7% Debentures 53,377 - 17,039 16,590 5,692 Stock options, restricted stock and performance units 2,367 - 3,133 2,829 2,412 Warrants 442 - 1,515 1,967 2,291 Weighted average shares outstanding for diluted earnings per share 293,475 231,481 246,761 243,467 230,893 Operating earnings per diluted share 0.20$ 0.11$ 0.25$ 0.21$ 0.30$ A reconciliation of operating income and shares used to calculate basic and diluted operating earnings per share is as follows (dollars in millions, except per-share amounts, and shares in thousands): (a) (a) In the third quarter of 2012, equivalent common shares of 56,651 related to all common stock equivalents were not included in the diluted weighted average shares outstanding because their inclusion would have been antidilutive due to the net loss recognized in the period. Information Related to Certain Non-GAAP Financial Measures

Information Related to Certain Non-GAAP Financial Measures

Book value per diluted share

Book value per diluted share reflects the potential dilution that could occur if outstanding stock options and warrants were exercised, restricted stock and performance units were vested and convertible securities were converted. The dilution from options, warrants, restricted shares and performance units is calculated using the treasury stock method. Under this method, we assume the proceeds from the exercise of the options and warrants (or the unrecognized compensation expense with respect to restricted stock and performance units) will be used to purchase shares of our common stock at the closing market price on the last day of the period. The dilution from convertible securities is calculated assuming the securities were converted on the last day of the period. In addition, the calculation of this non-GAAP measure differs from the corresponding GAAP measure because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non-GAAP measure is useful because it removes the volatility that arises from changes in the unrealized appreciation (depreciation) of our investments.

A reconciliation from book value per share to book value per diluted share, excluding accumulated other comprehensive income (loss) is as follows (dollars in millions, except per share amounts):

	2Q12	3Q12	4Q12	1Q13	2Q13
Total shareholders' equity	$ 4,893.1	$ 5,066.2	$ 5,049.3	$ 5,028.6	$ 4,581.4
Shares outstanding for the period	234,026,409	229,506,690	221,502,371	223,502,106	219,378,666
Book value per share	$ 20.91	$ 22.07	$ 22.80	$ 22.50	$ 20.88
Total shareholders' equity	$ 4,893.1	$ 5,066.2	$ 5,049.3	$ 5,028.6	$ 4,581.4
Less accumulated other comprehensive income	(990.8)	(1,234.4)	(1,197.4)	(1,170.7)	(698.1)
Add carrying value of convertible debentures	281.1	89.4	89.6	32.7	28.4
Adjusted shareholders' equity excluding AOCI	$ 4,183.4	$ 3,921.2	$ 3,941.5	$ 3,890.6	$ 3,911.7
Shares outstanding for the period	234,026,409	229,506,690	221,502,371	223,502,106	219,378,666
Dilutive common stock equivalents related to:					
Convertible debentures	53,377,487	17,028,151	17,038,882	6,197,661	5,383,774
Warrants, stock options, restricted stock and performance units	2,808,206	4,284,726	4,647,584	5,165,321	5,165,919
Diluted shares outstanding	290,212,102	250,819,567	243,188,837	234,865,088	229,928,359
Book value per diluted share (a non-GAAP financial measure)	$ 14.41	$ 15.63	$ 16.21	$ 16.57	$ 17.01

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Information Related to Certain Non-GAAP Financial Measures

Interest-adjusted benefit ratios

The interest-adjusted benefit ratio (a non-GAAP measure) is calculated by dividing the product's insurance policy benefits less imputed interest income on the accumulated assets backing the insurance liabilities by insurance policy income. Interest income is an important factor in measuring the performance of longer duration health products. The net cash flows generally cause an accumulation of amounts in the early years of a policy (accounted for as reserve increases), which will be paid out as benefits in later policy years (accounted for as reserve decreases). Accordingly, as the policies age, the benefit ratio will typically increase, but the increase in the change in reserve will be partially offset by the imputed interest income earned on the accumulated assets. The interest-adjusted benefit ratio reflects the effects of such interest income offset. Since interest income is an important factor in measuring the performance of these products, management believes a benefit ratio, which includes the effect of interest income, is useful in analyzing product performance.

	2Q12	3Q12	4Q12	1Q13	2Q13
Bankers Life					
Long-term care benefit ratios					
Earned premium	$ 139.7	$ 138.5	$ 136.7	$ 135.3	$ 134.1
Benefit ratio before imputed interest income on reserves	121.4%	121.4%	116.7%	129.4%	129.5%
Interest-adjusted benefit ratio	75.4%	74.7%	69.0%	81.7%	81.4%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 34.4	$ 35.0	$ 42.3	$ 24.8	$ 25.0
Washington National					
Supplemental health benefit ratios					
Earned premium	$ 113.1	$ 114.0	$ 115.1	$ 117.8	$ 119.0
Benefit ratio before imputed interest income on reserves	77.0%	74.2%	72.9%	79.3%	78.6%
Interest-adjusted benefit ratio	50.1%	47.5%	46.6%	53.1%	52.6%
Underwriting margin (earned premium plus imputed interest income on reserves less policy benefits)	$ 56.5	$ 59.8	$ 61.4	$ 55.3	$ 56.4

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CNO Financial Group | 2Q2013 Earnings | July 29, 2013 43 Information Related to Certain Non-GAAP Financial Measures Operating return measures Management believes that an analysis of return before loss on extinguishment of debt, net realized gains or losses, fair value changes due to fluctuations in the interest rates used to discount embedded derivative liabilities related to our fixed index annuities, equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests and increases or decreases to our valuation allowance for deferred tax assets (“net operating income,” a non- GAAP financial measure) is important to evaluate the performance of the Company and is a key measure commonly used in the life insurance industry. Management uses this measure to evaluate performance because these items are unrelated to the Company’s continued operations. This non-GAAP financial measure also differs from return on equity because accumulated other comprehensive income (loss) has been excluded from the value of equity used to determine this ratio. Management believes this non-GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. In addition, our equity includes the value of significant net operating loss carryforwards (included in income tax assets). In accordance with GAAP, these assets are not discounted, and accordingly will not provide a return to shareholders (until after it is realized as a reduction to taxes that would otherwise be paid). Management believes that excluding this value from the equity component of this measure enhances the understanding of the effect these non-discounted assets have on operating returns and the comparability of these measures from period-to-period. Operating return measures are used in measuring the performance of our business units and are used as a basis for incentive compensation. All references to return on allocated capital measures assume a capital allocation based on a 275% targeted risk-based capital at the segment level. Additionally, corporate debt has been allocated to the segments.

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 44 Information Related to Certain Non-GAAP Financial Measures The calculations of: (i) operating return on allocated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure); and (ii) return on equity, for the twelve months ended June 30, 2013, are as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Segment operating return for purposes of calculating operating return on allocated capital 161.2$ 70.2$ (3.3)$ (37.5)$ 12.4$ 203.0$ Net income 185.2$ Trailing 4 Quarter Average as of June 30, 2013 Allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,090.5$ 529.7$ 81.2$ 543.2$ 759.7$ 3,004.3$ Commo shareholders' equity 4,970.3$ Operating return on allocated capital, excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 14.8% 13.3% (4.1)% (6.9)% 6.8% Return on equity 3.7% (Continued on next page)

Information Related to Certain Non-GAAP Financial Measures

A reconciliation of pretax operating earnings (a non-GAAP financial measure) to segment operating return (loss) and consolidated net income (loss) for the twelve months ended June 30, 2013, is as follows (dollars in millions):

	Bankers Life	Washington National	Colonial Penn	Other CNO Business	Corporate	Total
Segment pretax operating earnings (a non-GAAP financial measure)	$ 295.5	$ 129.7	$ (3.6)	$ (42.2)	$ (64.3)	$ 315.1
Adjustment to investment income to reflect capital at 275%	(14.3)	(5.7)	0.5	(1.8)	21.3	-
Interest allocated on corporate debt	(29.1)	(14.3)	(2.2)	(14.6)	60.2	-
Income tax (expense) benefit	(90.9)	(39.5)	2.0	21.1	(4.8)	(112.1)
Segment operating return for purposes of calculating operating return on allocated capital	$ 161.2	$ 70.2	$ (3.3)	$ (37.5)	$ 12.4	203.0
Net realized investment gains, net of related amortization and taxes						26.8
Fair value changes in embedded derivative liabilities, net of related amortization and taxes						14.0
Equity in earnings of certain non-strategic investments and earnings attributable to non-controlling interests (net of taxes)						(4.5)
Loss on extinguishment of debt						(241.1)
Valuation allowance for deferred tax assets						187.0
Net income						$ 185.2

(Continued on next page)

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CNO Financial Group | 2Q2013 Earnings | July 29, 2013 46 Information Related to Certain Non-GAAP Financial Measures A reconciliation of average allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to average common shareholders’ equity, is as follows (dollars in millions): Bankers Washington Colonial Other CNO Life National Penn Business Corporate Total Trailing 4 Quarter Average as of June 30, 2013 Allocated capital (for the purpose of determining return on allocated capital), excluding accumulated other comprehensive income and net operating loss carryforwards (a non-GAAP financial measure) 1,090.5$ 529.7$ 81.2$ 543.2$ 759.7$ 3,004.3$ Net operating loss carryforwards - - - - 854.3 854.3 Accumulated other comprehensive income 441.7 201.7 53.0 377.9 37.4 1,111.7 Adjustment to reflect capital at 275% RBC 227.6 96.0 (8.6) 33.2 (348.2) - Allocation of corporate debt 463.1 225.1 34.7 231.0 (953.9) - Common shareholders' equity 2,222.9$ 1,052.5$ 160.3$ 1,185.3$ 349.3$ 4,970.3$ (Continued on next page)

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 47 Information Related to Certain Non-GAAP Financial Measures A reconciliation of consolidated capital, excluding accumulated other comprehensive income (loss) and net operating loss carryforwards (a non-GAAP financial measure) to common shareholders’ equity, is as follows (dollars in millions): 2Q12 3Q12 4Q12 1Q13 2Q13 Average C solid t d capital, excluding accumulated other comprehensive inco e (loss) and net operating loss carryforwards (a non-GAAP financial measure) 3,129.9$ 2,938.8$ 2,976.9$ 3,002.9$ 3,067.6$ 3,004.3$ Net operating loss carryforwards 772.4 893.0 875.0 855.0 815.7 854.3 Accumulated other comprehensive income 990.8 1,234.4 1,197.4 1,170.7 698.1 1,111.7 Common shareholders' equity 4,893.1$ 5,066.2$ 5,049.3$ 5,028.6$ 4,581.4$ 4,970.3$ (Continued from previous page)

CNO Financial Group | 2Q2013 Earnings | July 29, 2013 48 Information Related to Certain Non-GAAP Financial Measures 2Q12 3Q12 4Q12 1Q13 2Q13 Corporate notes payable 778.2$ 1,035.1$ 1,004.2$ 934.2$ 905.7$ Total shareholders' equity 4,893.1 5,066.2 5,049.3 5,028.6 4,581.4 Total capital 5,671.3$ 6,101.3$ 6,053.5$ 5,962.8$ 5,487.1$ Corporate debt to capital 13.7% 17.0% 16.6% 15.7% 16.5% Corporate notes payable 778.2$ 1,035.1$ 1,004.2$ 934.2$ 905.7$ Total shareholders' equity 4,893.1 5,066.2 5,049.3 5,028.6 4,581.4 Less accumulated other comprehensive income (990.8) (1,234.4) (1,197.4) (1,170.7) (698.1) Total capital 4,680.5$ 4,866.9$ 4,856.1$ 4,792.1$ 4,789.0$ Debt to total capital ratio, excluding AOCI (a non-GAAP financial measure) 16.6% 21.3% 20.7% 19.5% 18.9% Debt to capital ratio, excluding accumulated other comprehensive income (loss) The debt to capital ratio, excluding accumulated other comprehensive income (loss), differs from the debt to capital ratio because accumulated other comprehensive income (loss) has been excluded from the value of capital used to determine this measure. Management believes this non- GAAP financial measure is useful because it removes the volatility that arises from changes in accumulated other comprehensive income (loss). Such volatility is often caused by changes in the estimated fair value of our investment portfolio resulting from changes in general market interest rates rather than the business decisions made by management. A reconciliation of these ratios is as follows ($ in millions):